United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2013

SquareTwo Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-170734	84-1261849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 South Monaco Street, Denver, Colorado 80237
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 303-296-3345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2013, SquareTwo Financial Corporation (“SquareTwo”) together with certain of its domestic and Canadian subsidiaries, Ally Commercial Finance LLC, as agent, Canadian agent and a lender and certain other financial institutions as lenders, entered into Amendment No. 3 (the “Amendment”) to its Loan Agreement dated as of April 7, 2010 (the “Loan Agreement”) among SquareTwo, Preferred Credit Resources Limited, certain other affiliates of SquareTwo, Ally Commercial Finance LLC and the other lenders from time to time party thereto.  Pursuant to the terms of the Amendment, the following adjustments were made to SquareTwo's Loan Agreement:

1.  The term of the revolving credit facility was extended two years and now expires on April 6, 2016, unless otherwise accelerated pursuant to the terms of the Loan Agreement; and

2.  Interest rates governed by the Applicable Margin pursuant to Section 1.1 of the Loan Agreement were reduced in an amount equal to 100 basis points and the minimum interest rates governed by each of the Base Rate, Canadian BA Rate and LIBOR pursuant to Section 1.1 of the Loan Agreement were reduced in an amount equal to 50 basis points.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description
10.1	Amendment No. 3 to Loan Agreement, dated April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARETWO FINANCIAL CORPORATION

Date:	May 1, 2013	By:	/s/ Thomas G. Good
		Name:	Thomas G. Good
		Title:	General Counsel